CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Detroit Street Trust of our reports dated December 19, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A (fifteen of the funds constituting Janus Detroit Street Trust, referred to hereinafter as the “Trust”), which appear in the Trust’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the cover page on the Statement of Additional Information and the headings "Financial Statements", "Financial Highlights", and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 25, 2026

Appendix A

Janus Henderson AAA CLO ETF

Janus Henderson Asset-Backed Securities ETF

Janus Henderson B-BBB CLO ETF

Janus Henderson Corporate Bond ETF

Janus Henderson Emerging Market Debt Hard Currency ETF

Janus Henderson Global Artificial Intelligence ETF

Janus Henderson Income ETF

Janus Henderson Mid Cap Growth Alpha ETF

Janus Henderson Mortgage-Backed Securities ETF

Janus Henderson Securitized Income ETF

Janus Henderson Short Duration Income ETF

Janus Henderson Small Cap Growth Alpha ETF

Janus Henderson Small/Mid Cap Growth Alpha ETF

Janus Henderson Transformational Growth ETF

Janus Henderson U.S. Real Estate ETF